SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2018

CLEARSIGN COMBUSTION CORPORATION

(Exact name of registrant as specified in Charter)

Washington	001-35521	26-2056298
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

12870 Interurban Avenue South

Seattle, Washington 98168

(Address of Principal Executive Offices)

206-673-4848

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On February 23, 2018, ClearSign Combustion Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with National Securities Corporation (the “Underwriter”) relating to an underwritten public offering for the issuance and sale of 5,000,000 shares of the Company’s common stock, par value $0.0001 per share, at a public offering price of $2.25 per share, less underwriting discounts and commissions, pursuant to an effective registration statement on Form S-3 (File No. 333-208784) and a related prospectus supplement filed with the Securities and Exchange Commission. Under the terms of the Underwriting Agreement, the Company also granted the Underwriter an option exercisable for 45 days to purchase up to an additional 750,000 shares from the Company at the public offering price, less underwriting discounts and commissions, to cover over-allotments.

The Company expects the net proceeds from the offering to be approximately $10.3 million, or approximately $11.9 million if the Underwriter exercises its over-allotment option to purchase additional shares in full, after deducting underwriting discounts and commissions and estimated offering expenses. The Company intends to use the net proceeds from this offering for general corporate and working capital purposes, including research and development and marketing and sales.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, various other obligations of the parties, and termination provisions. The offering is expected to close on or about February 27, 2018, subject to the closing conditions contained in the Underwriting Agreement.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Mitchell Silberberg & Knupp LLP, counsel to the Company, has issued an opinion to the Company, dated February 23, 2018, regarding the validity of the shares of common stock to be issued and sold in the offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.

On February 22, 2018, the Company issued a press release announcing that it had launched the offering described in Item 1.01 of this Current Report on Form 8-K and on February 23, 2018, the Company issued a press release announcing that it had priced the offering described in Item 1.01 of this Current Report on Form 8-K. The press releases are filed as Exhibits 99.1 and 99.2 to this Report and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement between the Company and National Securities Corporation
5.1	Legal opinion of Mitchell Silberberg & Knupp LLP
23.1	Consent of Mitchell Silberberg & Knupp LLP (included in exhibit 5.1)
99.1	Press release issued February 22, 2018
99.2	Press release issued February 23, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 26, 2018

CLEARSIGN COMBUSTION CORPORATION

By:	/s/ Stephen E. Pirnat
Stephen E. Pirnat
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement between the Company and National Securities Corporation
5.1	Legal opinion of Mitchell Silberberg & Knupp LLP
23.1	Consent of Mitchell Silberberg & Knupp LLP (included in exhibit 5.1)
99.1	Press release issued February 22, 2018
99.2	Press release issued February 23, 2018